                                                                    EXHIBIT 99.1


                   [NATIONAL MERCANTILE BANCORP LETTERHEAD]




Contact:       Scott A. Montgomery                   Joseph W. Kiley III
               President/CEO                         Executive Vice President &
               National Mercantile Bancorp           Chief Financial Officer
               (310) 282-6778                        (310) 282-6703


                                                     FOR IMMEDIATE RELEASE


             NATIONAL MERCANTILE BANCORP ANNOUNCES RECORD EARNINGS.
           NET INCOME INCREASED 87.7% DURING THE FOURTH QUARTER WHILE
                   CORE EARNINGS INCREASED 133.5% FOR THE YEAR
                             ENDED DECEMBER 31, 2000

     Los Angeles, California, January 16, 2001 -- National Mercantile Bancorp (the "Company") (NASDAQ: MBLA - Common Stock; MBLAP - Preferred Stock), parent company of Mercantile National Bank ("Bank"), today reported net income of $775,000 for the quarter ended December 31, 2000, or $0.50 basic earnings per share ("EPS"), while diluted EPS, when considering the Company's convertible preferred stock, warrants and options, is $0.24, as compared to net income of $413,000 or $0.61 basic EPS and $0.17 diluted EPS for the quarter ended December 31, 1999.

     Net income for the year ended December 31, 2000, including a $576,000 reverse provision for loan and lease losses ("Reverse Provision") as a result of a large loan recovery recorded during the second quarter of 2000, increased 190.3% to $2.9 million or $2.77 basic EPS, while diluted EPS is $1.08, as compared to net income of $1.0 million or $1.50 basic EPS and diluted EPS of $0.41 for the same period in 1999. For the year ended December 31, 2000, excluding the Reverse Provision, core earnings increased 135.1% to $2.4 million or $2.25 basic EPS, while diluted EPS is $0.88, as compared to core earnings of $1.0 million or $1.50 basic EPS and diluted EPS of $0.41 for the year ended December 31, 1999.

     Scott Montgomery, President and Chief Executive Officer of the Company and the Bank, commented, "The fourth quarter of 2000, our fourteenth consecutive quarter of profitability, is the best quarter since September 30, 1990. As a result of the strong loan growth, the Company's return on average assets ("ROAA") increased to 1.57% for the fourth quarter of 2000, while return on average equity ("ROAE") increased to 15.79%, as compared to an ROAA of 1.06% and an ROAE of 13.67% during the fourth quarter of 1999."

     Mr. Montgomery continued, "For the year ended December 31, 2000, including the Reverse Provision, ROAA was 1.64% and ROAE was 20.49%. For the year ended December 31, 2000, excluding the Reverse Provision, ROAA increased to 1.33%, while ROAE increased to 16.59% as compared to an ROAA of 0.69% and an ROAE of 8.08% during the same period in 1999. Both before and after the Reverse Provision the Company achieved record results. The return on equity is especially gratifying considering shareholders' equity increased by over $9 million during the year.

     We are delighted to announce that Ken Wentzel, with over 30 years of banking and lending experience, has joined the Company and the Bank as Executive Vice President and Chief Credit Officer. In addition, we are very pleased to announce that, in early December, the Bank received regulatory approval to open its first branch/regional office. The branch, under the direction of Brandon Bogeaus, Regional Vice President, will expand our client focused niche banking services to the Encino market and the San Fernando Valley.

     While we are proud to announce record results to our shareholders, we are excited about the opportunities that lie ahead. Our substantially enhanced equity position and increasing earnings momentum will enable us to further implement our strategic plan for future growth. We appreciate our shareholders' continued support and the excellent results produced by our experienced team of professional bankers."

                              SHAREHOLDERS' EQUITY

     Shareholders' equity increased 78.7% to $20.7 million at December 31, 2000 as compared to $11.6 million at December 31, 1999. This large increase in equity is the result of the following: $2.9 million of net income, coupled with the effects of the net operating loss carryforward ("NOL") which limited taxes to only $67,000 during the same period, the successful common stock offering which raised $4.2 million of new capital in September 2000, and the reduction in the estimated fair market value adjustment to the securities classified as available for sale ("AFS") from $2.5 million at December 31, 1999 to $536,000 at December 31, 2000.

     Regulatory Accounting Principles do not require an estimated fair market value adjustment to equity for AFS investment securities, for the purposes of calculating regulatory capital ratios. Without the estimated fair value adjustment related to investment securities held as AFS, book value per share at December 31, 2000 was $6.67 per share, which includes all preferred shares on an "as if" converted basis, as compared to $5.67 at December 31, 1999, or an increase of 17.6%. Including the estimated fair market value adjustment, book value per share increased to $6.52 per share at December 31, 2000 from $4.68 per share at December 31, 1999, an increase of $1.84 per share or 39.3%.

     The Company continues to benefit from the NOL, which was $18.4 million of carryforward benefit for Federal income tax purposes and $1.5 million of carryforward benefit for State income tax purposes at December 31, 2000. The carryforward has the effect of substantially reducing income taxes which accelerates the growth in equity. The Company's Federal NOL is available through 2006 and then begins to expire in 2007, while the State tax carryforwards continue to expire, but remain available in reducing amounts through 2002. As a result, the provision for income taxes, representing alternative minimum tax, was only $67,000 for the year ended December 31, 2000.

                             ASSETS AND LIABILITIES

     Total assets, liabilities and equity increased 31.2% to $204.8 million at December 31, 2000 as compared to $156.2 million at December 31, 1999. The growth in assets was primarily due to a $36.4 million or 49.3% increase in loans. The growth in liabilities was primarily due to a 15.0% or $17.6 million increase in deposits, a $21.3 million increase in other borrowings and Fed funds purchased, plus the substantial growth in earnings and equity mentioned previously.

                             INTEREST AND FEE INCOME

     During the fourth quarter of 2000, total interest income increased 43.6% to $4.1 million from $2.9 million during the fourth quarter of 1999. With continued higher yielding quality loan demand, the Bank plans to continue reducing investment securities through regularly scheduled payments of principal and maturities and reinvest these funds in the loan portfolio.

     For the year ended December 31, 2000 total interest income increased 37.1% to $14.5 million from $10.5 million at December 31, 1999. Other operating income increased 24.4% to $868,000 from $698,000.

     Net interest margin increased to 5.64% during the fourth quarter of 2000, up from 5.16% during the fourth quarter of 1999.

                               OPERATING EXPENSES

     Other operating expenses increased by 18.8% or $1.2 million during the year ended December 31, 2000. The increase was primarily the result of costs related to increased staff, furniture and equipment expenses to accommodate the increased staff levels, hiring a Regional Vice President and staff to open a branch during the first quarter of 2001 and higher client service costs related to increased deposit volumes.

                                 CREDIT QUALITY

     Total non-performing assets of $1.5 million at December 31, 1999 were reduced by 53.3% to $683,000 at December 31, 2000. During the year ended December 31, 2000 loan charge-offs were $118,000, while recoveries were $1.4 million, resulting in net recoveries of $1.3 million. At December 31, 2000 total delinquent loans to gross loans were 1.2%.

     The allowance for loan and lease losses ("ALLL") was augmented during the second quarter by approximately $700,000 as a result of a large loan recovery. The ALLL balance increased to $2.6 million or 2.36% of total loans at December 31, 2000 from $1.9 million or 2.57% of total loans at December 31, 1999. Coverage ratios continued to improve due to the increase in ALLL and the reduction in nonperforming assets.

     This press release contains statements which constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 that involve risk and uncertainties. Actual results may differ materially from the results in these forward looking statements. Factors that might cause such a difference include, among other things, fluctuations in interest rates, changes in economic conditions or governmental regulation, credit quality and other factors discussed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

     National Mercantile Bancorp is the holding company for Mercantile National Bank, member FDIC, a business bank located in Century City in West Los Angeles, California. The Bank offers a wide range of financial services to the entertainment industry, the professional, healthcare and executive markets, community-based non-profit organizations, escrow companies and the business banking market.


                          "Redefining Business Banking"
                                      #####

National Mercantile Bancorp
December 31, 2000 - FINANCIAL SUMMARY
($ in 000's, except share data)



SELECTED FINANCIAL                                           September 30,  June 30,    March 31,
CONDITON DATA:                                 December 31,      2000         2000         2000           December 31,
                                                  2000        (Unaudited) (Unaudited)  (Unaudited)     1999          1998
                                               ---------------------------------------------------  ----------------------

Cash and Due from Banks                         $   7,897    $   9,711    $  12,472    $  10,437    $   5,789    $   5,405
Federal Funds Sold and Securities Purchased
    under Agreements to Resell                     19,700       12,550        2,015        8,780        4,450        6,800
Investment Securities-AFS, at Fair Value           67,150       68,599       69,546       70,346       71,235       71,849
Loans
         Commercial                               104,960       96,639       90,580       76,736       71,581       53,563
         Real Estate Construction and Land          1,890        1,079          715          105            6           --
         Consumer and Others                        3,729        3,753        3,013        2,545        2,496        3,707
               Deferred Loan Fees, Net               (331)        (283)        (352)        (252)        (240)        (298)
                                               ---------------------------------------------------  ----------------------
               Total                              110,248      101,188       93,956       79,134       73,843       56,972
               Allowance for Credit Losses         (2,597)      (2,585)      (2,546)      (1,917)      (1,896)      (2,144)
                                               ---------------------------------------------------  ----------------------
          Net Loans                               107,651       98,603       91,410       77,217       71,947       54,828
Other Assets                                        2,445        2,342        2,337        2,652        2,732        2,741
                                               ---------------------------------------------------  ----------------------
Total Assets                                    $ 204,843    $ 191,805    $ 177,780    $ 169,432    $ 156,153    $ 141,623
                                               ===================================================  ======================
Deposits
         Demand, Non-interest Bearing           $  59,935    $  56,922    $  52,883    $  61,707    $  53,827    $  47,375
         NOW                                        9,004        6,925        9,779        9,726        8,669        6,835
         MMDA                                      32,351       40,707       33,022       36,024       25,376       21,652
         Savings                                    1,144        1,066        1,320        1,321        3,079        2,063
         Time Certificates > $100                  25,865       25,082       18,060       19,528       19,488       14,966
         Time Certificates < $100                   6,248        6,375        6,248        5,640        6,545       14,081
                                               ---------------------------------------------------  ----------------------
                Total Deposits                    134,547      137,077      121,312      133,946      116,984      106,972
Securities Sold under Agreements to
    Repurchase and Other Borrowed Funds            47,500       34,000       41,800       22,500       26,200       20,300
Other Liabilities                                   2,093        1,904        1,541        1,390        1,382        1,093
Shareholders' Equity-Tier 1                        21,239       20,435       15,600       14,437       14,062       13,047
Accumulated Other Comprehensive (Loss) Income        (536)      (1,611)      (2,473)      (2,841)      (2,475)         211
                                               ---------------------------------------------------  ----------------------
Total Liabilities and Stockholders' Equity      $ 204,843    $ 191,805    $ 177,780    $ 169,432    $ 156,153    $ 141,623
                                               ===================================================  ======================

Average Quarterly Assets
         Holding Company                        $ 196,512    $ 188,864    $ 168,805    $ 163,095    $ 154,671    $ 149,241
         Bank                                   $ 193,589    $ 187,254    $ 167,709    $ 162,002    $ 153,631    $ 146,080
Regulatory Capital
         Holding Company                        $  21,239    $  20,435    $  15,600    $  14,437    $  14,062    $  13,047
         Bank                                   $  18,150    $  17,437    $  14,437    $  13,301    $  12,949    $   9,728

Non-Performing Assets
         Non-Accrual Loans                      $     683    $     683    $     484    $     580    $     932    $   1,505
         Loans 90 Days P/D & Accruing                  --           --          262           --           --           --
         OREO and Other  Non-perfoming Assets          --           --           --          441          532          593
                                               ---------------------------------------------------  ----------------------
Total Non-Performing Assets                     $     683    $     683    $     746    $   1,021    $   1,464    $   2,098
                                               ===================================================  ======================



SELECTED STATEMENT OF                                           September 30,    June 30,      March 31,
FINANCIAL CONDITION RATIOS:                       December 31,     2000           2000           2000              December 31,
                                                       2000     (Unaudited)    (Unaudited)    (Unaudited)      1999           1998
                                                 -------------  -------------  -----------   ------------    ----------    ---------

Loans to Deposits Ratio                               81.94%        73.82%        77.45%        59.08%        63.12%        53.26%
Ratio of Allowance for Loan Losses to:
        Total Loans                                    2.36%         2.55%         2.71%         2.42%         2.57%         3.76%
        Total Non-Performing Assets                  380.23%       378.48%       341.29%       187.76%       129.51%       102.19%
Earning Assets to Total Assets                        96.22%        95.06%        93.10%        93.41%        95.76%        95.76%
Earning Assets to Interest-Bearing Liabilities       161.41%       159.73%       150.16%       167.05%       167.34%       169.74%
Capital Ratios Holding Company:
        Total Risk-Based Capital                      18.26%        18.82%        15.94%        16.57%        17.47%        18.65%
        Tier 1 Risk-Based Capital                     17.00%        17.56%        14.68%        15.32%        16.21%        17.38%
        Tier 1 Leverage                               10.73%        10.69%         9.08%         8.70%         8.98%         8.78%
Capital Ratios Bank :
        Total Risk-Based Capital                      16.00%        16.41%        14.96%        15.49%        16.29%        14.75%
        Tier 1 Risk-Based Capital                     14.74%        15.15%        13.70%        14.23%        15.03%        13.48%
        Tier 1 Leverage                                9.31%         9.20%         8.46%         8.07%         8.32%         6.69%
Risk Weighted Assets:
         Holding Company                         $  124,958    $  116,370    $  106,298    $   94,265    $   86,751    $   75,055
         Bank                                    $  123,175    $  115,090    $  105,416    $   93,485    $   86,125    $   72,189
Book Value per Share (1) (2)                     $     6.52    $     6.01         $5.34         $4.85    $     4.68    $     5.35
Total Shares Outstanding (2)                      3,088,275     3,082,170     2,477,443     2,477,195     2,477,195     2,477,048


----------------------------
(1)  Includes the effect of dilutive options and warrants.
(2) Includes assumed conversion of 770,423 shares of Preferred Stock into 1,540,846 shares of Common Stock.

National Mercantile Bancorp
December 31, 2000 - FINANCIAL SUMMARY
($ in 000's, except share data)

SELECTED STATEMENT OF OPERATIONS DATA AND RATIOS:

                                                                  Fourth          Third           Second
                                                                 Quarter         Quarter         Quarter
                                                                  2000            2000            2000
QUARTERLY DATA:                                                (Unaudited)     (Unaudited)      (Unaudited)
                                                             -------------   -------------    -------------
Interest Income                                              $      4,116    $      3,888     $      3,365
Interest Expense                                                    1,451           1,462            1,063
                                                             ------------    ------------     ------------
Net Interest Income before Provision for Loan Losses                2,665           2,426            2,302

Provision for Loan Losses                                              --              --             (576)
                                                             ------------    ------------     ------------
Net Interest Income after
     Provision for Loan Losses                                      2,665           2,426            2,878

Net gain (loss) on Sale of Securities Available-for-Sale               --              --               18
Gain on Sale of OREO and Fixed Assets                                  --              --               59
Other Operating Income                                                183             199              215
Other Operating Expense                                             2,051           1,974            1,989
                                                             ------------    ------------     ------------
Net Income before Provision for
     Income Taxes                                                     797             651            1,181

Provision for Income Taxes                                             22              19               19
                                                             ------------    ------------     ------------
Net Income                                                   $        775    $        632     $      1,162
                                                             ============    ============     ============

Basic Earnings Per Share                                     $       0.50    $       0.64     $       1.28
Diluted Earnings Per Share                                   $       0.24    $       0.24     $       0.45
Weighted Avg Common Shares O/S (2)(3)                           1,545,276         989,823          906,576
Return on Quarterly Average Assets                                   1.57%           1.33%            2.77%
Return on Quarterly Average Equity                                  15.79%          17.49%           38.74%
Net Interest Margin - Avg Earning Assets                             5.64%           5.31%            5.71%
Operating Expense Ratio                                              4.15%           4.16%            4.74%
Efficiency Ratio                                                    72.02%          75.20%           76.68%


                                                                 First           Fourth
                                                                Quarter         Quarter
                                                                 2000            1999
                                                              (Unaudited)     (Unaudited)
                                                             ------------    ------------
Interest Income                                              $      3,091    $      2,867
Interest Expense                                                    1,047             938
                                                             ------------    ------------
Net Interest Income before Provision for Loan Losses                2,044           1,929

Provision for Loan Losses                                              10              --
                                                             ------------    ------------

Net Interest Income after
     Provision for Loan Losses                                      2,044           1,929

Net gain (loss) on Sale of Securities Available-for-Sale               --              --
Gain on Sale of OREO and Fixed Assets                                  --              --
Other Operating Income                                                184             193
Other Operating Expense                                             1,856           1,682
                                                             ------------    ------------
Net Income before Provision for
     Income Taxes                                                     382             440

Provision for Income Taxes                                              7              27
                                                             ------------    ------------
Net Income                                                   $        375    $        413
                                                             ============    ============

Basic Earnings Per Share                                     $       0.47    $       0.61
Diluted Earnings Per Share                                   $       0.15    $       0.17
Weighted Avg Common Shares O/S (2)(3)                             798,318         677,195
Return on Quarterly Average Assets                                   0.92%           1.06%
Return on Quarterly Average Equity                                  13.15%          13.67%
Net Interest Margin - Avg Earning Assets                             5.26%           5.16%
Operating Expense Ratio                                              4.58%           4.31%
Efficiency Ratio                                                    82.93%          79.26%


Quarterly operating ratios are annualized.

--------------------------------------------------------------------------------

FOR THE YEARS ENDED DECEMBER 31:

                                                                                                2000
                                                                                           ------------
Interest Income                                                                            $     14,460
Interest Expense                                                                                  5,023
                                                                                           ------------
Net Interest Income before Provision for Loan Losses                                              9,437

Provision for Loan Losses                                                                          (576)
                                                                                           ------------
Net Interest Income after
     Provision for Loan Losses                                                                   10,013

Net Gain (Loss) on Sale of Securities Available-for-Sale                                             18
Gain on Sale of OREO and Fixed Assets                                                                69
Other Operating Income                                                                              781
Other Operating Expense                                                                           7,870
                                                                                           ------------
Net Income (Loss) before Provision for
     Income Taxes                                                                                 3,011

Provision for Income Taxes                                                                           67
                                                                                           ------------
Net Income (Loss)                                                                          $      2,944
                                                                                           ============

Basic Earnings Per Share                                                                   $       2.77
Diluted Earnings Per Share (1)                                                             $       1.08
Weighted Avg Common Shares O/S (2)(3)                                                         1,061,133
Return on Average Assets                                                                           1.64%
Return on Average Equity                                                                          20.49%
Net Interest Margin - Avg Earning Assets                                                           5.48%
Operating Expense Ratio                                                                            4.39%
Efficiency Ratio                                                                                  76.37%


                                                                 1999              1998
                                                             ------------     ------------
Interest Income                                              $     10,545     $     10,081
Interest Expense                                                    3,558            3,485
                                                             ------------     ------------
Net Interest Income before Provision for Loan Losses                6,987            6,596

Provision for Loan Losses                                              --               --
                                                             ------------     ------------
Net Interest Income after
     Provision for Loan Losses                                      6,987            6,596

Net Gain (Loss) on Sale of Securities Available-for-Sale               (1)              39
Gain on Sale of OREO and Fixed Assets                                  --               68
Other Operating Income                                                699              748
Other Operating Expense                                             6,624            6,798
                                                             ------------     ------------
Net Income (Loss) before Provision for
     Income Taxes                                                   1,061              653

Provision for Income Taxes                                             47                8
                                                             ------------     ------------
Net Income (Loss)                                            $      1,014     $        645
                                                             ============     ============

Basic Earnings Per Share                                     $       1.50     $       0.95
Diluted Earnings Per Share (1)                               $       0.41     $       0.25
Weighted Avg Common Shares O/S (2)(3)                             677,137          677,061
Return on Average Assets                                             0.69%            0.48%
Return on Average Equity                                             8.08%            4.96%
Net Interest Margin - Avg Earning Assets                             5.01%            5.18%
Operating Expense Ratio                                              4.53%            5.04%
Efficiency Ratio                                                    86.20%           91.24%


--------------------------------------------------------------------------------

(1) The weighted average number of common shares and common share equivalents outstanding used in computing diluted earnings per share for the years ended December 31, 2000, 1999 and 1998 was 2,719,949, 2,477,614 and
     2,537,280, respectively.
(2)  Shares used to compute Basic Earnings per share.
(3) Increase from previous periods is due to issuance of Common Stock and conversion of Preferred Stock into Common Stock.